                                                                    Exhibit 3.31

No. of Company
74712

                                    VICTORIA

                               COMPANIES ACT 1961

                             No. 6839, Section 16(3)

                                   ----------

                   CERTIFICATE OF INCORPORATION OF PROPRIETARY

                                     COMPANY

                                   ----------

     This is to Certify that RONEO VICKERS (VICTORIA) PROPRIETARY LIMITED is, on and from the 17TH day of OCTOBER 1968 incorporated under the Companies Act 1961, that the company is a company limited by shares and that the company is a proprietary company.

     Given under my hand and seal at Melbourne this 17TH day of OCTOBER 1968


                                                       J.Dwyer (Seal)
                                           -------------------------------------
                                              Assistant Registrar of Companies


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COWLEY HEARNE
ATTN: KATE HOCKING
LEVEL 4
80 MOUNT ST
NORTH SYDNEY NSW 2060

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                           CERTIFICATE OF REGISTRATION
                                ON CHANGE OF NAME

Corporations Law Sub-section 171(l2)

This is to certify that

ALCATEL DATAKEY PTY. LTD.

Australian Company Number 044 749 222

did on the eighteenth day of July 1996 change its name to

DANKA DATAKEY PTY LTD

Australian Company Number 004 749 222

The company is a proprietary company.

The company is limited by shares.

The company is taken to be registered as a company under the Corporations Law of Victoria.

Given under the seal of the Australian Securities Commission on this eighteenth day of July, 1996.


By:     /s/  Alan Cameron
   ---------------------------
           Alan Cameron
            Chairman